CERTIFICATE OF FORMATION

                                       OF

                                UNITED FUNDS, LLC

                                   **********



     1. The name of the limited liability company is United Funds, LLC.


     2. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 21st day of October, 1999.



                                         UNITED FUNDS, LLC


                                         By: /s/ Christine F. Pillo
                                             ---------------------------
                                                 Christine F. Pillo
                                                 Sole Organizer